     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2006

                                                   REGISTRATION NO. 333-134742

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                 FUEL-TECH N.V.
             (Exact Name of Registrant as Specified in Its Charter)


     NETHERLANDS ANTILLES                      3564                          N/A
(State or Other Jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
Incorporation or Organization)     Classification Code Number)      Identification Number)



                                 CASTROWEG 22-24
                          CURACAO, NETHERLANDS ANTILLES
                                (599) 9-461-3754
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                            CHARLES W. GRINNELL, ESQ.
                                 FUEL TECH, INC.
                                FINANCIAL CENTRE
                              695 EAST MAIN STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 363-7105
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                 ---------------

                                   Copies to:
                             ERNEST M. LORIMER, ESQ.
                            FINN DIXON & HERLING LLP
                                1 LANDMARK SQUARE
                                   SUITE 1400
                           STAMFORD, CONNECTICUT 06901
                                 (203) 325-5000
                              (203) 348-5777 (FAX)
                                 ---------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|



                     ---------------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement that we have filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED AUGUST 4, 2006


PROSPECTUS

                                 FUEL-TECH N.V.

                             -----------------------

                            DOMESTICATION IN DELAWARE


                       21,669,407 SHARES OF COMMON STOCK


                             -----------------------

         We are Fuel-Tech N.V., a limited liability company incorporated under the laws of the Netherlands Antilles. We are proposing a reorganization and continuation of our business in the State of Delaware. To effect the reorganization, we will file a new certificate of incorporation in Delaware under which we will be domesticated and continue as a Delaware corporation with the name "Fuel Tech, Inc." In the reorganization, each of our outstanding shares of common stock will automatically be converted into shares of Fuel Tech, Inc. common stock. Our Board of Managing Directors has unanimously approved the reorganization. Netherlands Antilles law does not require that the reorganization be approved by our stockholders. Our stockholders do not have statutory dissenters' rights as a result of the reorganization.

         Following the reorganization, two of Fuel Tech, Inc.'s wholly owned United States subsidiaries will merge with and into Fuel Tech, Inc. on or before December 31, 2006, and Fuel Tech, Inc. will be the surviving entity.

         Our common stock is traded on the Nasdaq Stock Market under the symbol "FTEK." We have received approval from the Nasdaq Stock Market to trade the common stock of Fuel Tech, Inc. under the same symbol after the reorganization.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMMON STOCK TO BE ISSUED IN THE REORGANIZATION OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is __________ , 2006.

                         ------------------------------

                                TABLE OF CONTENTS



                                                    PAGE                                                       PAGE
                                                    ----                                                       ----
Prospectus Summary................................     1    Restrictions on Resale of Fuel Tech Delaware
Fuel Tech Structure Prior to the Reorganization...     3    Common Stock......................................   21
Fuel Tech Structure After the Reorganization                Description of Capital Stock......................   22
and the Statutory Mergers.........................     4    Documents Incorporated by Reference...............   23
Cautionary Note Regarding Forward-Looking                   Legal Matters.....................................   24
Statements........................................     5    Tax Matters.......................................   24
Risk Factors......................................     6    Experts...........................................   24
The Reorganization................................     8    Where You Can Find Additional Information.........   24
Federal Income Tax Consequences of the                      Appendix A - Proposed Certificate of
Reorganization....................................    17    Incorporation of Fuel Tech, Inc...................  A-1
Accounting Treatment of the Reorganization........    21    Appendix B - Proposed Bylaws of Fuel Tech, Inc....  B-1



                                 ---------------


         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only upon the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized any other person to provide you with different information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

         This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to any person to whom this prospectus is delivered, upon written or oral request to:

                                 Fuel Tech, Inc.
                            Attn: Investor Relations
                              695 East Main Street
                           Stamford, Connecticut 06901
                              Phone: (203) 425-9830
                            Toll-Free: (800) 887-3835
                               Fax: (203) 425-9823

IN ORDER TO OBTAIN TIMELY DELIVERY OF ANY REQUESTED INFORMATION, YOU MUST REQUEST THE INFORMATION NO LATER THAN _____________, 2006, WHICH IS FIVE BUSINESS DAYS PRIOR TO THE REORGANIZATION.

                                 ---------------

                               PROSPECTUS SUMMARY

         The following summary highlights key information contained elsewhere or incorporated by reference in this prospectus. It is not complete and may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, especially the discussion of "Risk Factors" and our consolidated financial statements and related notes. Doing so will give you a more complete description of us and the proposed reorganization. Throughout this prospectus (unless the context otherwise requires), when we refer to "Fuel-Tech N.V.," "we," "our," or "us," we are describing Fuel-Tech N.V., a Netherlands Antilles entity, together with its subsidiaries and other operations. When we refer to "Fuel Tech Delaware," we are referring to Fuel Tech, Inc., the entity Fuel-Tech N.V. will become upon the effectiveness of the reorganization.

FUEL-TECH N.V.

         We are a technology company active in the air pollution control and specialty chemical businesses. We operate our business through our wholly owned subsidiary, Fuel Tech, Inc., or FTI, a Massachusetts corporation. We were incorporated in 1987 under the laws of the Netherlands Antilles. Our principal executive offices are located at 695 East Main Street, Stamford, Connecticut 06901 and our telephone number is (203) 425-9830. Our internet address is www.fueltechnv.com.

         FTI's special focus is the worldwide marketing of its nitrogen oxide, or NOx, reduction and flue gas treatment processes. Our NOx reduction technologies are used to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. Our FUEL CHEM(R) product line uses chemical processes for the control of slagging, fouling and corrosion and for plume abatement in furnaces and boilers through the addition of chemicals directly into the fuel or via our proprietary TIFI(TM), Targeted In-Furnace Injection(TM) programs. FTI has a number of other technologies, both commercial, and in the development stage, that are related to our NOx reduction processes or similar in their technological base. FTI's business is materially dependent on the continued existence and enforcement of worldwide air quality regulations.

THE REORGANIZATION

         We intend to change our place of incorporation from the Netherlands Antilles to the State of Delaware. We will effect the reorganization by filing a new certificate of incorporation and a certificate of domestication in Delaware and a corresponding document in the Netherlands Antilles. We anticipate that the reorganization will become effective on ______________, 2006.

         SHARE EXCHANGE

         In the reorganization, each share of Fuel-Tech N.V. common stock outstanding immediately prior to the reorganization will be automatically converted into one share of Fuel Tech Delaware common stock. It is not necessary for stockholders of Fuel-Tech N.V. to exchange their existing stock certificates for certificates of Fuel Tech Delaware.

         REASONS FOR THE REORGANIZATION

         Our Board of Managing Directors has unanimously approved the reorganization because it believes that it will, among other things:

             o  allow us to simplify our legal structure;

             o allow certain investors, including institutional investors who may not be permitted to invest in foreign corporations, to invest in our common stock; and

             o eliminate what we understand to be uncertainties perceived to accompany an investment in a corporation domiciled in the Netherlands Antilles, a country that does not have an income tax treaty in effect with the United States.

         FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION


         We retained Deloitte Tax LLP to advise us as to the treatment of the reorganization for United States federal income tax purposes. Deloitte Tax LLP is of the opinion the reorganization should be tax-free to Fuel-Tech N.V. and Fuel Tech Delaware. Based upon our belief that Fuel-Tech N.V. will have a deficit in current year earnings and profits (for the tax year that will end on the date of the reorganization) and that it has had a deficit in earnings and profits in each of its previous tax years and that Fuel-Tech N.V. is not and has never been a "passive foreign investment company" under the Internal Revenue Code, stockholders of Fuel-Tech N.V. should not recognize income as a result of the reorganization except in the case of:


             o U.S. persons who on the date of the reorganization own stock of Fuel-Tech N.V. having a fair market value of $50,000 or more, but do not beneficially own 10% or more of the voting power of Fuel-Tech N.V., and who fail to make a valid federal income tax election (as described herein).

For a more detailed discussion of the tax consequence of the reorganization, please see "Federal Income Tax Consequences of the Reorganization," beginning on page 16 of this prospectus.

NOTE: You may be required to make a filing with the IRS (and give us notice of your election) in order to avoid recognizing income as a result of this reorganization. If you are required to make a filing, we will send you additional information, including a form for your filing and substantiation of the earnings and profits of Fuel-Tech N.V., after the reorganization is completed. Although it is our responsibility to send you this information, any and all filings are your responsibility.

         NO DISSENTERS' RIGHTS IN THE REORGANIZATION

         Fuel-Tech N.V. stockholders do not have statutory dissenters' rights in relation to the reorganization.

STATUTORY MERGERS AFTER THE REORGANIZATION

         In a further effort to simplify our legal structure, our Board of Managing Directors and the boards of our two wholly owned United States subsidiaries have approved the following statutory mergers, each of which shall occur after the reorganization but on or prior to December 31, 2006:

         (1) FTI will merge with and into Fuel Tech Delaware, and Fuel Tech Delaware will be the surviving entity; and

         (2) Platinum Plus Inc., a Delaware corporation and wholly owned subsidiary, will merge with and into Fuel Tech Delaware and Fuel Tech Delaware will be the surviving entity.

         The chart on the following page depicts our legal structure prior to the reorganization. The chart on page 4 depicts our legal structure after the reorganization and the statutory mergers.

                                    FUEL TECH
                      STRUCTURE PRIOR TO THE REORGANIZATION


                                       -----------------------------
                                       |     Fuel-Tech N.V.        |
                                       |  (Netherlands Antilles)   |
                                       -----------------------------
                                        |                         |
                                        |                         |
                                 100%   |                         |  100%
                     -----------------------                     -------------------
                     | Platinum Plus, Inc. |                     | Fuel Tech, Inc. |
                     |     (Delaware)      |                     | (Massachusetts) |
                     -----------------------                     -------------------
                                                                          |
                                                                          |
                                                                          |
         --------------------------------------------------------------------------------
         |                          |                          |                         |
         |                          |                          |                         |
         |  100%                    |  100%                    |  100%                   |   100%
 ---------------------   -----------------------   ----------------------   -------------------------
 | Fuel Tech Jamaica |   | Fuel Tech Targeted  |   | Fuel Tech Holdings |   | Fuel Tech Srl (Italy) |
 | Limited (Jamaica) |   | Injection Chemicals |   | N.V. (Netherlands  |   |                       |
 |                   |   |     Ltd. (Canada)   |   |      Antilles)     |   |                       |
 ---------------------   -----------------------   ----------------------   -------------------------
                                                               |
                                                               |
                                                               |  100%
                                                   ----------------------
                                                   |    Fuel Tech BV    |
                                                   |    (Netherlands)   |
                                                   ----------------------
                                                               |
                                                               |
                                                               |  100%
                                                   ----------------------
                                                   |   Fuel Tech GmbH   |
                                                   |      (Germany)     |
                                                   ----------------------


                               FUEL TECH STRUCTURE
               AFTER THE REORGANIZATION AND THE STATUTORY MERGERS



                                       -----------------------------
                                       |     Fuel Tech, Inc.       |
                                       |        (Delaware)         |
                                       -----------------------------
                                                    |
                                                    |  100%
                                                    |
         --------------------------------------------------------------------------------
         |                          |                          |                         |
         |                          |                          |                         |
         |  100%                    |  100%                    |  100%                   |   100%
 ---------------------   -----------------------   ----------------------   -------------------------
 | Fuel Tech Jamaica |   | Fuel Tech Targeted  |   | Fuel Tech Holdings |   | Fuel Tech Srl (Italy) |
 |   Ltd. (Jamaica)  |   | Injection Chemicals |   | N.V. (Netherlands  |   |                       |
 |                   |   |     Ltd. (Canada)   |   |      Antilles)     |   |                       |
 ---------------------   -----------------------   ----------------------   -------------------------
                                                               |
                                                               |
                                                               |  100%
                                                   ----------------------
                                                   |    Fuel Tech BV    |
                                                   |    (Netherlands)   |
                                                   ----------------------
                                                               |
                                                               |
                                                               |  100%
                                                   ----------------------
                                                   |   Fuel Tech GmbH   |
                                                   |      (Germany)     |
                                                   ----------------------


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus and the documents incorporated by reference herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, competition, trends or developments in our industries, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. When used in this prospectus and the documents incorporated by reference herein, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized.

         There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make include, but are not limited to, product demand, pricing, market acceptance, litigation, risk of dependence on significant customers, third-party suppliers and intellectual property rights, risks in product and technology development, and other factors, including those described in this prospectus under the heading "Risk Factors," as well as other filings we make with the Securities and Exchange Commission.

         Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.

                                  RISK FACTORS


         Investing in our common stock involves various risks, including the material risks described below. You should carefully consider each of the following risks. If any of the events described below actually occur, our business, financial condition and operating results could be adversely affected. As a result, the trading price of our common stock could decline, perhaps significantly, and you could lose all or part of your investment.


RISKS RELATING TO THE CHANGE IN OUR PLACE OF INCORPORATION

YOUR RIGHTS AS A STOCKHOLDER MAY BE DIFFERENT AND COULD BE LIMITED BY DELAWARE LAW AS A RESULT OF THE REORGANIZATION.

         Some of your rights as a stockholder under Delaware law and the Fuel Tech Delaware certificate of incorporation and bylaws will differ from some of the rights you have as a stockholder under Netherlands Antilles law and Fuel-Tech N.V.'s governing documents. In some ways, your rights as a stockholder may be limited by our reorganization. For example, Delaware law allows a corporation to include in its Certificate of Incorporation the right to amend its bylaws without obtaining the approval of its stockholders. Fuel Tech Delaware's certificate of incorporation permits its Board of Directors to amend its bylaws without first obtaining the approval of its stockholders. For a more detailed description of the rights of the stockholders of Fuel Tech Delaware, please read "The Reorganization" starting on page 8 of this prospectus, and Appendix A and Appendix B to this prospectus.

THE REORGANIZATION COULD RESULT IN ADVERSE TAX CONSEQUENCES FOR YOU AND US.

         Depending on your circumstances, you may be required to make a filing with the Internal Revenue Service as a result of the change of our place of incorporation. Failure to make this filing on a timely basis could result in your owing taxes because of the change, even though you will not have realized any income or liquidity as a result of the change. For a more detailed description of the tax consequences associated with this transaction, please read "Federal Income Tax Consequences of the Reorganization" starting on page 16 of this prospectus. We also urge you to consult with your own tax advisor. In addition, after the change in our place of incorporation, our effective corporate tax rate may increase.

RISKS RELATED TO OUR BUSINESS

LACK OF DIVERSIFICATION IN OUR BUSINESS MAY IMPACT OUR ABILITY TO GENERATE REVENUE.

         We have two business segments that provide advanced engineering solutions for the optimization of combustion systems in utility and industrial applications. They are as follows:

    o The NOx reduction technology segment, which includes our processes for the reduction of NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources; and

    o The fuel treatment chemical segment, which uses chemical processes for the control of slagging, fouling and corrosion and for plume abatement in furnaces and boilers through the addition of chemicals directly into the fuel or by our proprietary Targeted In-Furnace Injection(TM) technology.

         An adverse development in our advanced engineering solutions business as a result of competition, technological change, government regulation, or any other factor could have a significantly greater impact than if we maintained more diverse operations, as such operations account for almost all of our revenue.

OUR COMPETITION, AND OUR CUSTOMERS' ABILITY TO COMPLY WITH REGULATIONS WITHOUT THE USE OF OUR TECHNOLOGY, MAY AFFECT OUR BUSINESS.

         Competition in the NOx control market comes from processes utilizing low-NOx burners, over-fire air, flue gas recirculation, ammonia selective catalytic reduction and non-catalytic reduction and, with respect to particular uses of urea that do not infringe upon our patents, urea. Competition also comes from business practices such as the purchase rather than the generation of electricity, fuel switching, closure or derating of units, and sale or trade of pollution credits. Utilization by our customers of such processes or business practices or combinations thereof may adversely affect our pricing and participation in the NOx control market if customers elect to comply with regulations by methods other than our processes to reduce NOx.

         Competition in the FUEL CHEM(R) markets includes chemicals sold by specialty chemical companies, such as GE Betz, Inc., primarily in the traditional heavy-fuel-oil treatment area. Although no significant competition currently exists for our Targeted In-Furnace Injection(TM) processes of additives for the control of slagging, fouling, and corrosion and for plume abatement, there can be no assurance that such lack of substantive competition will continue.

WE ARE DEPENDENT ON CERTAIN REGULATIONS, INCLUDING WORLDWIDE AIR QUALITY REGULATIONS, WHICH IF REPEALED, WOULD HAVE A MATERIAL IMPACT ON OUR BUSINESS.

         The domestic U.S. air pollution control market is the primary driver of our NOx reduction business. This market is dependent upon air pollution regulations and their continued enforcement. Because our business is significantly impacted by the regulatory environment surrounding the markets in which we serve, our business will be adversely impacted to the extent that regulations are repealed or amended to significantly reduce the level of required NOx reduction or to the extent that regulatory authorities minimize such enforcement.

OUR ABILITY TO COMPETE DEPENDS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY, WHICH MAY NOT BE ADEQUATELY PROTECTED.

         We hold licenses under and own a number of patents. We also have patent applications pending approval. There can be no assurance that pending patent applications will be granted or that outstanding patents will not be challenged or circumvented by our competitors. Certain critical technology relating to our products is protected by trademark and trade secret laws and by confidentiality and licensing agreements. There can be no assurance that such protection will prove adequate or that we will have adequate remedies for disclosure of our trade secrets or violations of our intellectual property rights.

RISKS RELATING TO OUR COMMON STOCK

THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SUBSTANTIALLY, WHICH COULD NEGATIVELY AFFECT US AND THE HOLDERS OF OUR COMMON STOCK.

         The price of our common stock has been volatile. Since May 2, 2005, the high and low bid quotations of our common stock has ranged from a low of $5.33 to a high of $18.80. The trading price of our common stock may continue to be volatile in response to a number of factors, many of which are beyond our control, including, among others, negative news about other publicly traded companies in our industry and the industries of our customers, general economic or stock market conditions unrelated to our operating performance, quarterly variations in our operating results, changes in earnings estimates by analysts, and announcements of new clients or service offerings by our competitors. In addition, our financial results may be below the expectations of securities analysts and investors. If this were to occur, the market price of our common stock could decrease, perhaps significantly.

         In addition, the U.S. securities markets have from time to time experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Broad market and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, such litigation could result in substantial costs and divert our management's attention and resources, which could negatively affect our financial results. In addition, if we decide to settle any class action litigation against us, our decision to settle may not necessarily be related to the merits of the claim.

                               THE REORGANIZATION

         Our Board of Managing Directors believes that it is in our best interest and the best interest of our stockholders to change our place of incorporation from the Netherlands Antilles to the State of Delaware. We urge all of our stockholders to carefully read the following sections of this prospectus, including the related appendices.

         We will effect the reorganization by filing a new certificate of incorporation and a certificate of domestication in Delaware and a corresponding document in the Netherlands Antilles. We anticipate that the reorganization will become effective on ______________, 2006. The reorganization does not need to be approved by the stockholders of Fuel-Tech N.V. After the reorganization, but on or prior to December 31, 2006, our wholly owned United States subsidiaries, FTI and Platinum Plus, Inc., will each merge with and into Fuel Tech Delaware, and Fuel Tech Delaware will be the surviving entity.

EFFECTS OF THE REORGANIZATION

         Each share of Fuel-Tech N.V. common stock outstanding will be converted into one share of Fuel Tech Delaware common stock. Fuel Tech Delaware will be deemed to have been incorporated in Delaware on the date Fuel-Tech N.V. was incorporated in the Netherlands Antilles. The powers, assets, rights and liabilities of Fuel-Tech N.V. will continue with Fuel Tech Delaware.

         The reorganization will not result in any change in our business, management, fiscal year, operating assets, liabilities or location of our principal facilities. Our directors prior to the reorganization will continue to serve as our directors after the reorganization. All of our stock option agreements will be continued by Fuel Tech Delaware, and each outstanding option or warrant to purchase shares of Fuel-Tech N.V. common stock will automatically be converted into an option or warrant to purchase that same number of shares of Fuel Tech Delaware common stock upon the same terms and subject to the same conditions. Our other employee benefit arrangements will continue and will be maintained by Fuel Tech Delaware after the reorganization upon the terms, and subject to the conditions, currently in effect.

REORGANIZATION SHARE EXCHANGE

         In the reorganization, each outstanding share of Fuel-Tech N.V. common stock held by our stockholders will be converted into one share of Fuel Tech Delaware common stock. The shares so exchanged will be all of Fuel Tech Delaware's issued and outstanding shares immediately after the reorganization. The number of shares of Fuel Tech Delaware common stock outstanding immediately after the reorganization will be the same number of shares of Fuel-Tech N.V. common stock outstanding immediately before the reorganization.

         Fuel Tech Delaware will not issue new stock certificates to Fuel-Tech N.V. stockholders. You will receive a new stock certificate only upon any future transaction in Fuel Tech Delaware common stock that requires our transfer agent to issue stock certificates in exchange for existing stock certificates. It is not necessary for stockholders of Fuel-Tech N.V. to exchange their existing stock certificates for certificates of Fuel Tech Delaware. Until surrendered and exchanged, each certificate evidencing Fuel-Tech N.V. common stock will be deemed for all purposes to evidence the identical number of shares of Fuel Tech Delaware common stock.

BACKGROUND AND REASONS FOR THE REORGANIZATION


         Fuel-Tech N.V. was organized in 1987 by European investors as a vehicle to acquire the then-existing Fuel Tech, Inc. Their perception was that the company could develop a substantial non-U.S. market, with considerable revenues in the form of intellectual property royalties, particularly in Europe. The Netherlands Antilles was thought to be an appropriate jurisdiction acceptable to the parties in which to incorporate. In addition, this jurisdiction offered the prospect of potential tax savings on royalty income via the tax treaties in force among various European countries, the Netherlands and the Netherlands Antilles. After the acquisition of the Company in 1987, however, the U.S. remained the major market for Fuel Tech products and services, and neither a substantial European market nor significant royalty revenue developed.

         Thereafter, on an informal basis, the officers and directors of Fuel Tech, Inc. and Fuel-Tech N.V. from time to time discussed and inquired as to whether there were any particular advantages or disadvantages associated with the continued organization of Fuel-Tech N.V. in the Netherlands Antilles. The general view of management was that the current organization was awkward and complicated because the parent company and issuer of common shares was located in the Netherlands Antilles, while the principal subsidiary employing most of the group's personnel and conducting and managing all of the company's operations, in the United States and elsewhere, was in the United States. Additionally, potential investors would from time to time express reservations to management about investing in a company organized in a country other than the United States. Moreover, since the Netherlands Antilles did not have a U.S. tax treaty, there were uncertainties as to the tax effect of future dividends, if any, and various potential cross border transactions. Nevertheless, at that time, the officers and directors did not believe that there were sufficient reasons overall to justify the expense of engaging in a U.S. domestication.

         Because most of our assets are located in the United States, and our management is located in the United States, we are subject to the same reporting regimen for United States securities law purposes as if we were incorporated in the United States.

         At a Board meeting in August 1999, and at the request of the Chairman, the Chief Financial Officer of Fuel-Tech N.V. reviewed with the Board the likely costs and effects of domestication in the United States, including the effects of filing federal and state tax returns as a U.S. taxpayer. Upon review, the Board decided to defer consideration of the issue until a later time.

         The Board later reviewed the tax aspects of Fuel-Tech N.V.'s current organization and the utility of other potential structures with an independent tax advisor at a Board meeting in May 2002. At the conclusion of this review, the Board took the matter under advisement but took no further action.

         In December 2002, the Chief Financial Officer and the General Counsel reported at a meeting of the Board that after careful consideration the continued use of the Netherlands Antilles jurisdiction for the parent company, Fuel-Tech N.V., did not offer significant continuing advantages, and other off-shore structures, specifically reincorporating in Bermuda, did not appear to be feasible or useful. The Chief Financial Officer also reported that he understood certain potential investors in Fuel-Tech N.V. had investment limitations restricting them to investments in U.S. companies. A domestication in Delaware was recommended by these officers. After careful consideration, the Board requested that the staff review the feasibility, costs and tax effects of a domestication in Delaware and report their findings to the Board at a later time. Moreover, if the staff believed a domestication to be feasible and advantageous, they were to propose a plan to implement a domestication.

         At a Board meeting in March 2003, the Chief Financial Officer and the General Counsel reported back on their progress on the domestication study, and the Board requested that the discussion be continued at a later meeting.

         The Chief Financial Officer again discussed various aspects of the domestication of Fuel-Tech N.V. at a Board meeting in December 2005. He reported that the domestication in itself did not appear to present adverse tax consequences. He further reported that the staff of Fuel-Tech N.V. had a provisional target date of July 1, 2006 for the domestication. The Board then authorized the Chief Financial Officer to seek a tax opinion from Deloitte Tax LLP on the tax aspects of domestication and to report back to the Board at a later meeting.

            In May 2006, the Chief Financial Officer and the General Counsel proposed a plan of reorganization and domestication. After a discussion of the costs and procedures associated with such reorganization and domestication, the advantages to be gained by the reorganizations and domestication, the Fuel Tech N.V. Board found the plan of reorganization and domestication to be overall advantageous to Fuel-Tech N.V. and its shareholders and approved it in substantially the same form as described in this prospectus.

         Our Board of Managing Directors unanimously approved the reorganization because it believes that it will, among other things:


             o allow us to simplify our legal structure;

             o allow certain investors, including institutional investors who may not be permitted to invest in foreign corporations, to invest in our common stock; and

             o eliminate what we understand to be uncertainties perceived to accompany an investment in a corporation domiciled in the Netherlands Antilles, a country that does not have an income tax treaty in effect with the United States.

         For many years Delaware has been a leader in adopting, implementing and interpreting comprehensive and flexible corporate laws that are responsive to the legal and business needs of corporations. Many publicly and privately held corporations initially choose Delaware for their state of incorporation or subsequently change their corporate domiciles to Delaware in a manner similar to that proposed by us. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed interpreting Delaware law and establishing public policies with respect to corporate legal affairs.


         Despite the unanimous belief of our Board of Directors that the reorganization is in our best interests and that of our stockholders, some stockholders may find the proposal disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board of Directors, but that a majority of the stockholders deem to be in their best interests or in which stockholders are to receive a substantial premium for their shares over the market value or their cost basis in such shares. In addition, to the extent that these provisions enable the Board of Directors to resist a takeover or a change in control of Fuel Tech Delaware, they could make it more difficult to change the existing Board of Directors and management or to make a change in control of Fuel Tech Delaware that is opposed by the Board. This strengthened tenure and authority of the Board could enable the Board of Directors to resist change and otherwise thwart the desires of a majority of the stockholders.

         Delaware law has been criticized by some commentators on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states. For a comparison of stockholders' rights and the powers of management under Netherlands Antilles and Delaware law, please see "Differences in Governing Corporate Law" above.

         Our Board of Managing Directors has examined the terms of the reorganization considered the advantages and potential disadvantages and unanimously approved it after concluding that it is in our best interests and that of our stockholders.


NO CHANGE IN THE BUSINESS, MANAGEMENT, EMPLOYEE PLANS OR LOCATION

         The reorganization will effect a change in the legal domicile of Fuel-Tech N.V., and other changes of a legal nature, which are described in this prospectus. The reorganization should not result in any change in the business, management, fiscal year, assets, liabilities or location of the principal facilities of Fuel-Tech N.V. All Fuel-Tech N.V. employee benefit and stock option agreements will be continued by Fuel Tech Delaware.

         The Board of Directors of Fuel Tech Delaware immediately following the reorganization will be the existing Board of Managing Directors of Fuel-Tech N.V., namely Douglas G. Bailey, Ralph E. Bailey, Miguel Espinosa, Charles W. Grinnell, Thomas L. Jones, Samer S. Khanachet, John D. Morrow, John F. Norris, Jr., and Thomas S. Shaw. The executive officers of Fuel Tech Delaware immediately following the reorganization will be the current executive officers of Fuel-Tech N.V. Fuel-Tech N.V.'s subsidiaries, FTI, Platinum Plus, Inc., Fuel Tech Jamaica Ltd., Fuel Tech Targeted Injection(TM) Chemicals Ltd., Fuel Tech Holdings N.V. and Fuel Tech Srl, will continue as subsidiaries of Fuel Tech Delaware and the Boards of Directors and executive officers of those subsidiaries will remain the same. After the reorganization but on or prior to December 31, 2006, FTI and Platinum Plus, Inc. will each merge with and into Fuel Tech Delaware and Fuel Tech Delaware will be the surviving entity.

DIFFERENCES IN GOVERNING CORPORATE LAW


         After the reorganization, we will be incorporated in the State of Delaware and will no longer be domiciled in the Netherlands Antilles. We will become subject to the laws of Delaware as of the date we are incorporated in the State of Delaware. We will not, however, be relieved of any obligations or liabilities we incurred before our incorporation in Delaware, because our existence as a corporation will be deemed to have commenced on the date we were incorporated in the Netherlands Antilles. The term "domiciled" under Netherlands Antilles corporate law means that the company is located in the Netherlands Antilles and is subject to the laws of the Netherlands Antilles, whereas under Netherlands Antilles corporate law, the term "incorporated" simply means the date the company came into existence. Other than with respect to the differences in governing corporate law discussed below, there are no material differences between the terms of the shares of common stock of Fuel-Tech N.V. and the shares of common stock of Fuel Tech Delaware.

         The following summary describes the material differences between Netherlands Antilles corporate law and Delaware corporate law.


         STOCKHOLDER MEETINGS

         Netherlands Antilles law provides that a general meeting of the company's stockholders must be held at least once a year. Under Netherlands Antilles law, general meetings of stockholders must be held in the Netherlands Antilles on the island where the company's registered office is established, unless the company's articles of association provide otherwise. Fuel-Tech N.V.'s articles of association provide that the general meetings of its stockholders be held on Curacao, Bonaire, St. Maarten (Netherlands Antilles), Saba or St. Eustatius. Information meetings for stockholders, however, may be held outside of the Netherlands Antilles. Written proxies are permitted at the stockholder meetings held in the Netherlands Antilles. Netherlands Antilles law does not have quorum requirements.

         Netherlands Antilles law also allows a stockholder, who individually or together with other stockholders holds at least ten percent of the outstanding shares of the company, to request in writing that the managing directors of the company call a general meeting of the stockholders to consider and vote upon the matters presented by the stockholder or stockholders requesting the general meeting. The stockholder or stockholders requesting the general meeting must have a reasonable interest relating to the matters presented.

         Under Delaware law, meetings of stockholders may be held either within or outside of the State of Delaware, as the corporation designates in its certificate of incorporation or bylaws. If the corporation does not designate such information in its certificate of incorporation or bylaws, the board of directors is responsible for determining the meeting place, which may be at any place the board determines, or at no place at all, if the board elects to hold the meeting solely through means of remote communication. The proposed bylaws of Fuel Tech Delaware allow a stockholder, who individually or together with other stockholders holds a majority of the outstanding shares of Fuel Tech Delaware, to request in writing that the Chairman or Chief Executive Officer or Secretary of Fuel Tech Delaware, call a special meeting of the stockholders to consider and vote upon the matters presented by the stockholder or stockholders requesting the special meeting. Delaware law provides that a corporation's certificate of incorporation or the bylaws may specify what constitutes a quorum, but generally, a quorum cannot be less than one-third of the shares entitled to vote at the meeting. The proposed bylaws of Fuel Tech Delaware provide for a quorum of one-third of the shares entitled to vote at the meeting.

         ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

         Under Netherlands Antilles law, any resolution that may be adopted at the general meeting of stockholders may also be adopted by the stockholders outside of the general meeting. Such resolution must be adopted by a vote of all stockholders entitled to vote on such matter. Prior notice of the intended adoption of the resolution outside of the general meeting must be given to all of the company's stockholders and managing directors in a timely manner.

         Under Delaware law, stockholders may act by written consent without a meeting if such consent is signed by stockholders having not less than the minimum number of votes that would be required to take such action at a meeting. Fuel Tech Delaware's proposed bylaws provide for stockholder action by written consent.

         RIGHTS OF DISSENTING STOCKHOLDERS

         Under Netherlands Antilles law, a stockholder whose rights or interests are prejudiced by a specific action of the managing directors or the company in such a manner that continued ownership of the stock by such stockholder cannot reasonably be required, may request that a Netherlands Antilles court require the company to repurchase the shares held by such stockholder.

         Generally, stockholders of a Delaware corporation who dissent from a merger or consolidation for which a stockholders' vote is required are entitled to appraisal rights that require the surviving corporation to purchase the dissenting shares at fair value, as agreed or determined in a judicial proceeding. There are, however, generally no statutory rights of appraisal with respect to stockholders of a Delaware corporation, such as Fuel Tech Delaware, whose shares of stock are (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (2) held of record by more than 2,000 stockholders, where such stockholders receive only shares of stock of the corporation surviving or resulting from the merger or consolidation or cash in lieu of fractional interests therein.

         STOCKHOLDER DERIVATIVE SUITS

         Netherlands Antilles law is silent with respect to stockholder derivative suits.

         Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law.

         INSPECTION OF BOOKS AND RECORDS

         Under Netherlands Antilles law, each stockholder has the right to inspect the company's annual accounts prepared by the managing directors and approved at the general meeting of stockholders, including any documents relating thereto, for a period of two years from the date the annual accounts were prepared or, as the case may be, approved. Each stockholder is entitled to inspect the company's annual accounts prepared by the managing directors and approved at the general meeting of stockholders, including any documents relating thereto, insofar as the inspection of the annual accounts relates to the shares held by such stockholder. A company's articles of association may grant the right of inspection to other individuals.

         Delaware law allows any stockholder to inspect the stockholder list and the corporation's books and records for a purpose reasonably related to such person's interests as a stockholder.

         CORPORATE MANAGEMENT

         A Netherlands Antilles company is managed by a board of managing directors. If provided for in the articles of incorporation, the board of managing directors may be supervised by a board of supervisory directors. The board of managing directors may also appoint an attorney-in-fact, in the Netherlands Antilles or abroad, with limited or unlimited powers to conduct business on behalf of the company. Managing directors are elected by a majority of the votes of the stockholders of the company.

         A Delaware corporation is governed by a board of directors, unless the corporation provides otherwise in its certificate of incorporation. The board of directors consists of one or more members, each of whom must be a natural person. Pursuant to Fuel Tech Delaware's by-laws, Directors of Fuel Tech Delaware will be elected by a plurality of the votes cast. Each director holds office until that director's successor is elected and qualified or until such director's earlier resignation or removal. A corporation will also elect officers, setting forth each officer's title and duty in the corporation's bylaws or in a resolution of the board of directors. Each officer holds office until that officer's successor is elected and qualified or until that officer's earlier resignation or removal.

         REMOVAL OF DIRECTORS

         Under Netherlands Antilles law, a managing director may be removed, suspended or dismissed by the body or person that appointed such managing director.

         Under Delaware law, directors may be removed, with or without cause, by the holders of a majority of the outstanding shares entitled to vote. However, unless the corporation's certificate of incorporation otherwise provides, if the board is classified then stockholders may only remove directors for cause.

         LIMITATION OF LIABILITY OF DIRECTORS

         Under Netherlands Antilles law, each managing director owes an obligation to the company to properly perform the duties that fall within the scope of his or her responsibilities. Responsibilities of managing directors include all the duties of management that are not specifically allocated to one or more other managing directors under or pursuant to the company's articles of association.

         Although each managing director is responsible for his or her own assigned tasks, all of the managing directors of the company are responsible for the general course of affairs of the company and must, when possible, endeavor to prevent the occurrence of an act or omission which may cause a loss to the company, even if the matter falls outside his or her designated responsibilities. Failure to do so could result in the managing directors being found liable to the company. The managing directors to whom certain tasks have been assigned are required to keep the other managing directors regularly informed as to the state of affairs relating to such managing director's responsibilities. Under Netherlands Antilles law, approval by the stockholders of the report of management and financial statements for a particular year exculpates the managing directors from certain liabilities with regard to such report of management and such financial statements for that year.

         A managing director's failure to prevent an act or omission that has caused a loss to the company results in joint and several liability for all the managing directors. A managing director who proves, however, that he or she cannot be blamed for the improper performance of duties, taking into consideration his or her work during the period in which he or she has been in office, and that he or she was not negligent in his or her acts and/or took steps to prevent the consequences of his or her acts, will not be deemed liable.

         If, in the case of an involuntary liquidation of a company, the managing directors are found by a court to have manifestly improperly managed the company such that their management was the cause or a material cause of the involuntary liquidation, each managing director of the company will be jointly and severally liable to the bankruptcy estate of such company for any liabilities of the company that cannot be discharged during the liquidation.

         The Articles of Association of Fuel-Tech N.V. provide that, to the fullest extent permitted by Netherlands Antilles laws, a managing director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a managing director.

         Under Delaware law, a corporation may include in its certificate of incorporation a provision which would, subject to the limitations described below, eliminate or limits director liability for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be eliminated or limited for (1) breaches of the duty of loyalty, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or (4) transactions from which such director derived an improper personal benefit. The proposed certificate of incorporation of Fuel Tech Delaware limits a director's liability to the fullest extent permitted by Delaware law.

         INDEMNITY OF DIRECTORS

         Under Netherlands Antilles law, in the event of an involuntary liquidation of the company, a managing director will not be able to rely on a discharge of liability granted to him or her by the company if certain claims are instituted by the receiver in the involuntary liquidation. In such a case, the managing director may also not be permitted to offset any claim against the company.

         Fuel-Tech N.V.'s articles of association provide that managing directors and employees will be indemnified to the fullest extent permitted by law, but that the corporation will not provide indemnification with respect to any matter in which the managing director or employee has been found to not have been acting in good faith and in the reasonable belief that such actions were in the best interests of the corporation.

         Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against expenses paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. Fuel-Tech Delaware's proposed certificate of incorporation provides that all directors and officers shall be indemnified to the fullest extent permitted by Delaware law.

         TRANSACTIONS INVOLVING DIRECTORS OR OFFICERS

         By implication under Netherlands Antilles law there may be transactions between a corporation and its managing directors or stockholders. In the event of a conflict of interest between the corporation and a managing director, a stockholder, or a supervisory director, if any, in any such transaction, the general meeting of stockholders is at all times authorized to designate one or more persons to act as special representative of the corporation, either on a per incident basis or for a definite period of time.

         A Delaware corporation may lend money to, or guarantee any obligation incurred by, its directors or officers if in the judgment of the board such loan or guarantee may reasonably be expected to benefit the corporation. However, because Fuel-Tech N.V. is listed, and Fuel Tech Delaware will be listed, on the Nasdaq Stock Market, they are subject to the Nasdaq rule prohibiting most loans to directors and executive officers. With respect to any other contract or transaction between the corporation and one or more of its directors or officers, such transactions are neither void nor voidable solely for this reason if either (1) the director's or officer's interest is made known to the disinterested directors or the stockholders of the corporation, who thereafter approve the transaction in good faith, or (2) the contract or transaction is fair to the corporation as of the time it is approved or ratified by either the board, a committee thereof or the stockholders.

         MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

         Under Netherlands Antilles law, a Netherlands Antilles entity may be converted into another Netherlands Antilles legal form, can be converted into a foreign legal entity, or may merge with another legal entity, generally upon approval by the entity's stockholders.

         Under Delaware law, with certain exceptions, any merger, consolidation or sale of all or substantially all of the corporation's assets must be approved by the board of directors and a majority of the outstanding shares entitled to vote.

         INTERESTED STOCKHOLDERS TRANSACTIONS

         Netherlands Antilles law is silent with respect to transactions with interested stockholders, but please see the discussion above under "--Transactions Involving Directors or Officers".

         Delaware law prohibits transactions between a Delaware corporation and an interested stockholder under certain circumstances. An interested stockholder for this purpose is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting stock of the corporation. This provision prohibits business combinations between an interested stockholder and a corporation for a period of three years after the date such stockholder became an interested stockholder unless (1) the business combination or transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board before such stockholder became an interested stockholder, (2) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which such stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board and the affirmative vote of the holders of two-thirds of the outstanding voting stock not owned by the interested stockholder at or subsequent to the time that such stockholder became an interested stockholder. These restrictions do not apply if, among other things, the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by such law. Fuel Tech Delaware does not intend to opt out of these provisions.

         DISSOLUTION

         Netherlands Antilles law provides that a corporation may be dissolved, in certain circumstances, by a judge, at the request of an interested party or the public prosecutor, at the request of the Chamber of Commerce through a court order, or through a resolution providing for the dissolution, which is taken by the general meeting of stockholders.

         Under Delaware law, a corporation may voluntarily dissolve (1) if a majority of the board adopts a resolution to that effect and the holders of a majority of outstanding stock entitled to vote thereon vote for such dissolution, (2) if all stockholders entitled to vote thereon consent in writing to such dissolution, or (3) by judicial dissolution.

         AMENDMENT TO THE ARTICLES OF INCORPORATION, CERTIFICATE OF INCORPORATION, AND BYLAWS

         Under Netherlands Antilles law, a corporation may amend its articles of association by a vote of an absolute majority of shares outstanding and entitled to vote.

         Under Delaware law, an amendment to a corporation's certificate of incorporation requires (1) adoption of a resolution by the board, and (2) the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Delaware law also provides that the authority to adopt, amend or repeal a corporation's bylaws is held exclusively by the stockholders unless that authority is conferred upon the board in the certificate of incorporation. The proposed certificate of incorporation of Fuel Tech Delaware permits the board to adopt, amend or repeal any provision of the bylaws.

ANTI-TAKEOVER IMPLICATIONS

         Delaware, like many other states, permits a corporation to adopt a number of measures designed to reduce its vulnerability to unsolicited takeover attempts. The reorganization is not being undertaken in order to prevent a change in control, nor is it in response to any known attempt to acquire majority stock ownership or Board representation.

         In the discharge of its fiduciary obligations to our stockholders, our Board of Directors has evaluated, and will continue to evaluate, our vulnerability to potential unsolicited bidders, taking into consideration in the future the adoption of certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies may include, but are not limited to, the adoption of stockholder rights plan, severance agreements for management and key employees that become effective upon a change in control of Fuel Tech Delaware, and the issuance of preferred stock, the rights and preferences of which are determined by the Board of Directors. Neither Fuel-Tech N.V. nor Fuel Tech Delaware is currently authorized to issue preferred stock. There is substantial judicial precedent in Delaware as to the legal principles applicable to these measures and as to the assessment of the conduct of boards of directors under the business judgment rule with respect to unsolicited takeover attempts.

         Some effects of the reorganization might be considered to have anti-takeover implications. Section 203 of the Delaware General Corporation Law restricts business combinations with interested stockholders for three years following the date that a person becomes an interested stockholder, unless the board of directors approves the business combination. Corporations may opt out of the provisions of Section 203 and thus decline its potential anti-takeover protection; however, Fuel Tech Delaware does not intend to do so. See "Differences in Governing Corporate Law-Business Combinations/Reorganizations."

         In addition, changes to the relative rights of stockholders and management that have anti-takeover implications may be implemented under Delaware law. These changes include the establishment of a staggered or classified board of directors with a portion of directors elected each year for multi-year terms, and the elimination of the ability of stockholders to act by majority, rather than unanimous, written consent without a meeting. Our Board has considered these alternatives and has determined not to provide for any of these alternatives. For a discussion of these and other differences between the laws of the Netherlands Antilles and Delaware, see "Differences in Governing Corporate Law."

         Notwithstanding that our Board has determined not to provide for the various alternative anti-takeover measures described above, it nevertheless continues to evaluate such measures and has determined not to opt out of Delaware General Corporation Law Section 203. Our Board of Directors believes that unsolicited takeover attempts, in addition to possibly causing serious disruption to the business and management of Fuel Tech Delaware, might be unfair or disadvantageous to Fuel Tech Delaware and its stockholders because a non-negotiated takeover bid might:

             o be timed to take advantage of temporarily depressed stock prices;

             o be designed to foreclose or minimize the possibility of more favorable competing bids; and

             o involve the acquisition of only a controlling interest in Fuel Tech Delaware, without affording all stockholders the opportunity to receive the same economic benefits.

         By contrast, our Board of Directors believes that, by preserving the process whereby an acquiror must negotiate with an independent Board of Directors, the Board can and should take account of the underlying and long-term values of assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in Fuel Tech Delaware's business not yet reflected in its stock price and equal treatment of all stockholders.



GOVERNING DOCUMENTS

         To change our place of domicile, we must file a certificate of incorporation and a certificate of domestication with the Secretary of State of the State of Delaware. The proposed certificate of incorporation and the proposed bylaws of Fuel Tech Delaware are similar to the articles of association of Fuel-Tech N.V. Following the change in our place of domicile, the rights of our stockholders will be governed by the terms of the certificate of incorporation and the bylaws that are attached as Appendix A and Appendix B, respectively, to this prospectus. All stockholders are urged to read these documents in their entirety.

TERMINATION

         The reorganization may be terminated by action of the Board of Managing Directors of Fuel-Tech N.V. and the reorganization abandoned at any time prior to its completion.

EFFECTIVE TIME

         The reorganization will be effected when the certificate of incorporation of Fuel Tech Delaware and the certificate of domestication of Fuel-Tech N.V. are filed with the Secretary of State of the State of Delaware. We expect these filings to be effective on _____________, 2006.

EXPENSES OF THE REORGANIZATION

         We will pay the expenses of the reorganization incurred by us and any related transactions regardless of whether the reorganization is completed.

              FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION


         The following discussion summarizes the material United States federal income tax consequences of the change in our place of incorporation. This discussion is based upon the Internal Revenue Code of 1986, as amended (which we refer to as the Code), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.

         This discussion is, where noted, based on an opinion we have received from Deloitte Tax LLP, which describes what the federal income tax consequences of the reorganization should be, in their opinion. Deloitte Tax LLP's opinion is not binding on Federal tax authorities, however, and Deloitte Tax LLP does not warrant or guarantee the Federal income taxes consequences of the reorganization In summary Deloitte Tax LLP believes that the reorganization should be tax-free to Fuel-Tech N.V., Fuel Tech Delaware, and the stockholders of Fuel-Tech N.V. This conclusion is based upon our belief that no shareholder should have an "all earnings and profits" amount with respect to its Fuel-Tech N.V. stock based upon the fact that we believe that Fuel Tech N.V. will not have current earnings and profits (for the year that should end as of the domestication) and Fuel Tech N.V. has never had any positive earnings and profits in any prior tax years. Although we believe that Fuel Tech N.V. has correctly calculated its earnings and profits, it is possible that the amount of Fuel-Tech N.V.'s earnings and profits could be adjusted as a result of an IRS examination or an adjustment between the IRS and a foreign taxing authority pursuant to procedures established under a U.S. income tax treaty. Fuel-Tech, N.V. does not expect such an adjustment, but if it were to occur, it could cause Fuel-Tech N.V. to have positive earnings and profits in one or more of its tax years. As a result, a shareholder could have an all earnings and profits amount with respect to its Fuel-Tech N.V. stock, depending upon the period in which such shareholder held its Fuel-Tech N.V. stock and the period in which that all earnings and profits amount occurred and might be required to include income as a result. We believe the likelihood of such an adjustment is remote.

         This discussion does not address all aspects of United States federal income taxation that might be relevant to a stockholder in light of the stockholder's particular circumstances or to those stockholders subject to special rules, such as stockholders who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, stockholders who acquired their stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation, or stockholders who hold their stock as part of a straddle or conversion transaction, nor does it address any consequences arising under the laws of any local, state or foreign jurisdiction or under any treaty. This discussion assumes that stockholders hold their shares of stock as capital assets within the meaning of Section 1221 of the Code. All stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the change in our place of incorporation.


GENERAL TAX CONSEQUENCES OF THE CHANGE IN OUR PLACE OF INCORPORATION


         In the opinion of Deloitte Tax LLP, the change in our place of incorporation should constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code and, as a result, should be tax-free to Fuel-Tech N.V. and Fuel Tech Delaware. If the change in our place of incorporation were not a tax-free reorganization, the tax consequences of the change in our place of incorporation could differ from those described below. We do not plan to seek any rulings from the IRS with respect to the change in our place of incorporation.

         In the opinion of Deloitte Tax LLP, except as described in the discussions under the headings "--Tax Consequences to United States Persons" and "--Tax Consequences to United States Persons if Fuel-Tech N.V. Is or Was a PFIC" below, holders of our shares should not recognize any income, gain or loss for federal income tax purposes solely as a result of the change in our place of incorporation. Following the change in our place of incorporation, a holder of our common stock should have a tax basis in the Fuel Tech Delaware common stock equal to the tax basis such holder had in the shares before the change in our place of incorporation (increased, in the case of any stockholder who recognizes income, by the amount of such income). A stockholder's holding period with respect to the Fuel Tech Delaware common stock should include the holding period that such holder had in the shares before the change in our place of incorporation.

         TAX CONSEQUENCES TO UNITED STATES PERSONS

         Subject to the discussion under the heading "--Tax Consequences to United States Persons if Fuel-Tech N.V. Is or Was a PFIC" below, the federal income tax consequences of our domestication for United States persons holding our stock depend on the amount of our stock held. For these purposes, a "United States person" is:

     o   an individual citizen or resident of the United States;

     o   a domestic partnership;

     o   a domestic corporation;

     o   any estate, other than a foreign estate; and

     o any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         In the case of a foreign partnership, foreign trust or foreign estate owning our stock, the partners and beneficiaries thereof are considered to own their proportionate share of our stock for these purposes.

         A United States person who is a stockholder of Fuel-Tech N.V. will fit within one of three categories based on his or her ownership of our stock. The federal income tax consequences of the domestication to a United States person will depend on which category the stockholder is within.


         First, a United States person who on the date of the reorganization beneficially owns 10% or more of the voting power of our stock is required to include in income as a dividend the allocable share of our "all earnings and profits amount." To the extent of this income inclusion, the United States stockholder is permitted to increase basis in the stock received in the exchange. However, because we believe that we have not had positive earnings and profits in any tax year (including the tax year that should end as of the date of the domestication), we expect that the all earnings and profits amount with respect to each shareholder's Fuel-Tech N.V. stock will be zero. If the all earnings and profits amount with respect to any shareholder's stock is in fact zero, then in the opinion of Deloitte Tax LLP such United States stockholder in this ownership category should recognize no income or loss upon our domestication.


         Second, a United States person who on the date of the reorganization does not beneficially own 10% or more of the voting power of our stock but does actually own our stock having a fair market value of $50,000 or more will recognize gain, but not loss, on the exchange of stock of Fuel-Tech N.V. for stock of Fuel Tech Delaware to the extent that the fair market value of the Fuel Tech Delaware stock received exceeds the stockholder's tax basis in the stock of Fuel-Tech N.V. exchanged, unless the stockholder elects to include in its income as a dividend its portion of the all earnings and profits amount with respect to its Fuel-Tech N.V. stock. In connection with this election, Fuel Tech Delaware will provide the exchanging stockholder with information to substantiate the all earnings and profits amount, and the stockholder must comply with the requirements of Treasury Regulation Section 1.367(b)-1(c). Under Treasury Regulation Section 1.367(b)-1(c), the stockholder must attach a notice to its timely filed federal income tax return for the year of the exchange, which includes: (1) a statement that the exchange is a Section 367(b) exchange; (2) a complete description of the exchange; (3) a description of any stock or securities or other consideration transferred or received in the exchange; (4) a statement of the all earnings and profits amount that is required to be taken into income as a dividend; and (5) certain other information specified in the Treasury Regulations under Treasury Regulation Section 1.367(b). In addition, the notice must include (A) a statement that the stockholder is making the election described in Treasury Regulation Section 1.367(b)-3(c)(3); and (B) a representation that the stockholder has given the requisite notice to Fuel Tech Delaware. The stockholder must send notification that he or she is making the election described in Treasury Regulation Section 1.367(b)-3(c)(3) to Fuel Tech Delaware on or before the date of filing of such stockholder's federal income tax return in which the election is made.


         Because we believe that Fuel-Tech N.V. has never had positive earnings and profits in any tax year, we would expect that each shareholder's earnings and profits amount with respect to its Fuel-Tech N.V. stock should be zero, and thus, the making of an election to include the person's share of the all earnings and profits amount into income as a dividend generally would be advantageous to United States persons who would otherwise recognize gain with respect to the exchange of our stock in the domestication transaction. WE STRONGLY URGE EACH

UNITED STATES PERSON DESCRIBED IN THIS PARAGRAPH TO CONSULT WITH HIS OR HER TAX ADVISOR REGARDING THE MANNER AND ADVISABILITY OF MAKING THE ELECTION UNDER TREASURY REGULATIONS PROMULGATED UNDER SECTION 367(B) OF THE CODE TO INCLUDE IN INCOME THE ALLOCABLE SHARE OF THE ALL EARNINGS AND PROFITS AMOUNT OF FUEL-TECH N.V. IN LIEU OF RECOGNIZING GAIN. If you are such a person, we plan to send you more information, including a notice substantiating the all earnings and profits amount and a form for your filing, after the reorganization is completed, but the filing is your responsibility. If a United States stockholder in this ownership category makes such a filing, then provided Fuel-Tech N.V. has not had positive earnings and profits in any prior tax years and provided it does not have current earnings and profits, in the opinion of Deloitte Tax LLP such stockholder should recognize no income or loss upon our domestication.

         Third, in the opinion of Deloitte Tax a United States person who on the date of the reorganization actually owns our stock having a fair market value of less than $50,000 and who does not own beneficially 10% or more of the voting power of our stock should recognize no gain or loss in the reorganization.


         TAX CONSEQUENCES TO UNITED STATES PERSONS IF FUEL-TECH N.V. IS OR WAS A PFIC

         In addition to the discussions under the heading "--Tax Consequences to United States Persons" above, the change in our place of incorporation might be a taxable event to stockholders that are United States persons if we are or were ever a passive foreign investment company, or PFIC, under Section 1297 of the Code, provided that Section 1291(f) of the Code is currently effective.

         Generally, a foreign corporation is a PFIC if 75% or more of its gross income for a taxable year is passive income or if 50% or more of the value of its assets held by the corporation during a taxable year produce or are held to produce passive income. Passive income includes dividends, interest, rents and royalties, but excludes rents and royalties that are derived in the active conduct of a trade or business and that are received from an unrelated person, as well as interest, dividends, rents and royalties received from a related person that are allocable to income of such related person other than passive income. For purposes of these rules, Fuel-Tech N.V. would be considered to own the assets of and recognize the income of any subsidiary corporations as to which it owns 25% or more of the value of their outstanding stock, in proportion to such ownership. If a foreign corporation is classified as a PFIC for any taxable year during which a United States person owns stock in the foreign corporation, the foreign corporation generally remains thereafter classified as a PFIC with respect to that stockholder. Fuel-Tech N.V. believes that it is not and has never been a PFIC. Accordingly, the change in our place of incorporation should not be a taxable event for any stockholder based on an application of the PFIC rules. However, the determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination. Hence, the IRS may not agree that Fuel-Tech N.V. is not a PFIC.

         Section 1291(f) of the Code generally requires that, to the extent provided in regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations have been promulgated under this statute. Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date. If finalized in their current form, these regulations would generally require gain recognition by a United States person exchanging stock of Fuel-Tech N.V. for stock of Fuel Tech Delaware, if Fuel-Tech N.V. were classified as a PFIC at any time during such United States person's holding period in such stock and such person has not made a timely election to treat Fuel-Tech N.V. as a qualified electing fund under Section 1295 of the Code and to have thus agreed to be taxed currently on its share of our earnings and profits. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral to such stockholders on our undistributed earnings. However, it is impossible to predict at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted.

         FUTURE INCOME OF FUEL TECH DELAWARE AND CERTAIN FOREIGN SUBSIDIARIES SUBJECT TO UNITED STATES FEDERAL INCOME TAX

         The change in our place of incorporation will likely result in a greater portion of our earnings being subject to United States federal income tax than is currently the case and might therefore subject us to a higher effective overall income tax rate. Specifically, as non-United States persons, Fuel-Tech N.V. and its foreign subsidiaries have generally not been subject to tax in the United States on their income derived from sources outside the United States. Following the change in our place of incorporation, however, Fuel Tech Delaware will be subject to United States federal income tax on our worldwide income. In addition, if we have foreign subsidiaries meeting the definition of a controlled foreign corporation, the subpart F income of such foreign subsidiaries will be allocated among the stockholders of the foreign subsidiaries and taxed in allocable part to the United States stockholders of the subsidiaries (including Fuel Tech Delaware), even if such stockholders do not receive any cash from the subsidiaries.


         EACH STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING OR DISPOSING OF OUR SHARES OF COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

                   ACCOUNTING TREATMENT OF THE REORGANIZATION

         There will be no accounting effect or change in the carrying amount of the assets and liabilities of Fuel-Tech N.V. as a result of reorganization. The consolidated capitalization, assets, liabilities and financial statements of Fuel Tech Delaware immediately following the reorganization will be the same as those of Fuel-Tech N.V. immediately prior to the reorganization.

         RESTRICTIONS ON RESALE OF FUEL TECH DELAWARE COMMON STOCK

         The shares of Fuel Tech Delaware common stock to be issued in the reorganization have been registered under the Securities Act of 1933, as amended, or the Securities Act. Persons who are not affiliates of Fuel Tech Delaware may resell their shares of Fuel Tech Delaware common stock without restriction. Generally, you are an affiliate of Fuel-Tech N.V. or Fuel Tech Delaware if you are a director or executive officer of either company or own 10% or more of the outstanding common stock of either company. Under current law, any reoffering or sale of such shares by any person who is an affiliate of Fuel Tech Delaware will require either (1) the further registration of such shares under the Securities Act, (2) compliance with Rule 145 promulgated under the Securities Act, which permits sales under certain conditions, as discussed below, or (3) the availability of another exemption from further registration.

         In general, under Rule 145, assuming that a person is, at the time of sale, an affiliate of Fuel Tech Delaware, that person may sell such stock if the person:

     o sells during any three-month period no more than the number of shares permitted under Rule 144(e), which is the greater of (1) 1% of the total number of shares of Fuel Tech Delaware common stock outstanding, or (2) the average weekly volume of trading of Fuel Tech Delaware common stock for the four calendar weeks prior to the sale;

     o sells in a brokers' transaction, which means, generally, that the broker can do no more than execute the order as agent for the seller, can receive no more than the usual broker's commission, cannot solicit orders to buy in connection with the transaction, and cannot believe that the seller is an underwriter of the securities being sold;

     o does not solicit orders to buy in connection with the transaction and does not make any payment in connection with such sale to anyone other than the selling broker; and

     o sells at a time when there is adequate current public information about Fuel Tech Delaware, which will be satisfied so long as Fuel Tech Delaware common stock remains registered under the Exchange Act and Fuel Tech Delaware continues to file the necessary reports under the Exchange Act.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital consists of 40,000,000 shares of common stock, $0.01 par value per share.

         As of May 31, 2006 there were approximately 21,669,407 shares of our common stock issued and outstanding that were held of record by ___ persons and beneficially by approximately ________ persons. After the reorganization is effected, we expect that the same number of shares of common stock of Fuel Tech Delaware will be outstanding.

COMMON STOCK

         Each holder of record of common stock is entitled to one vote for each share held on all matters properly submitted to a vote of stockholders. Holders of outstanding shares of common stock are entitled to those dividends declared by our Board of Directors out of legally available funds, and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the stockholders. Cumulative voting in the election of directors is not authorized. Holders of outstanding shares of common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of common stock are, and all unissued common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional common stock of ours may be issued in the future, the relative interests of the then existing stockholders may be diluted.

TRANSFER AGENT AND REGISTRAR

         The transfer agent for the common stock of Fuel-Tech N.V. is, and of Fuel Tech Delaware after the reorganization will be, Mellon Investor Services, LLC.

                       DOCUMENTS INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         o    Annual Report on Form 10-K for the year ended December 31, 2005;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

         o    Current Reports on Form 8-K, dated February 28, 2006 and April 5,
              2006;

         o    Proxy Statement dated April 21, 2006; and

         o The description of our stock contained in our registration statements filed pursuant to Section 12 of the Exchange Act, as amended from time to time.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:


                                 Fuel Tech, Inc.
                            Attn: Investor Relations
                              695 East Main Street
                           Stamford, Connecticut 06901
                              Phone: (203) 425-9830
                            Toll-Free: (800) 887-3835
                               Fax: (203) 425-9823

                                  LEGAL MATTERS

         The validity of the shares of common stock of Fuel Tech Delaware to be issued in the reorganization has been passed upon for Fuel Tech Delaware by Finn Dixon & Herling LLP, Stamford, Connecticut.

                                   TAX MATTERS

         The federal income tax consequences of the reorganization to Fuel-Tech N.V. and Fuel Tech Delaware have been opined upon by Deloitte Tax LLP.

                                     EXPERTS

         Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005, and management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management's assessment are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We file, and after the reorganization we will continue to file, annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy these reports, statement or other information we file at the Securities and Exchange Commission's Public Reference Rooms at 100 F Street, N.E., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

         Fuel-Tech N.V. filed a registration statement with the SEC under the Securities Act of 1933, as amended, relating to the Fuel Tech Delaware common stock offered to the Fuel-Tech N.V. stockholders. The registration statement contains additional information about the reorganization, Fuel Tech Delaware and the Fuel Tech Delaware common stock. The Securities and Exchange Commission allows Fuel-Tech N.V. to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected and copied at the Securities and Exchange Commission public reference facilities described above.

                                                                     APPENDIX A

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FUEL TECH, INC.


1.       The name of the corporation is Fuel Tech, Inc.

2. The corporation's original certificate of incorporation was filed on June 19, 1987, under the name "Fuel-Tech N.V." in the Netherlands Antilles.

3. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

4. The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

5. The corporation shall have authority to issue the total number of Forty Million (40,000,000) shares of the par value of $0.01 per share, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000.00), and of such shares Forty Million (40,000,000) shall be designated as common stock.

6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, rescind or repeal the by-laws of the corporation.

7. Elections of Directors need not be by written ballot unless the by-laws of the corporation shall so provide.

8. Meetings of stockholders may be held within or without the state of Delaware, as the by-laws may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designed from time to time by the board of directors or in the by-laws of the corporation.

9.       (a)      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except that this
                  Article 9 shall not eliminate or limit a director's liability
                  (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) If the Delaware General Corporation Law is amended after approval by the stockholders of this Article 9 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

         (c) Any repeal or modification of this Article 9 shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affecting any right or protection of a director of the corporation existing at the time of such repeal or modification.

10.      (a)      Except as otherwise provided below, the corporation shall, to the fullest extent permitted by law, indemnify each person who is, or shall have been, a director or officer of the corporation or who is or was a director or officer of the corporation and is serving, or shall have served, at the request of the corporation, as a director, officer, employee or agent of another organization or in any capacity with respect to any employee benefit plan of the corporation, against all liabilities and expenses (including judgments, fines, penalties, amounts paid or to be paid in settlement, and reasonable attorneys fees) imposed upon or incurred by any such person
                  (the "Indemnitee") in connection with, or arising out of, the defense of disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be a defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been such a director, officer, employee or agent or as a result of his serving or having served with respect to any such employee benefit plan; provided, however, that the corporation shall provide no indemnification with respect to any matter as to which any such Indemnitee shall be finally adjudicated in such action suit or proceeding not to have acted in good faith in the reasonable belief that his action was (i) in the best interests of the corporation or (ii) to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan;
                  and, provided further, that, except as provided in section (c) of this Article 10, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such person was authorized to initiate such proceeding by the board of directors of the corporation. The right to indemnification conferred in this
                  Article 10 shall be a contract right and, subject to Sections
                  (c) and (i) of this Article 10, shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of officers and directors.

         (b) The right to indemnification conferred in this Article 10 shall include the right to be paid by the corporation for liabilities and expenses incurred in connection with the settlement or compromise of any such action, suit or proceeding, pursuant to a consent decree or otherwise, unless a determination is made, within thirty-five (35) days after receipt by the corporation of a written request by the Indemnitee for indemnification, that such settlement or compromise is not in the best interests of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, that such settlement or compromise is not in the best interests of the participants or beneficiaries of such plan. Any such determination shall be made (i) by the board of directors of the corporation by a majority vote of a quorum consisting of disinterested directors, or (ii) if such quorum is not obtainable, by a majority of the disinterested directors then in office. Notwithstanding the foregoing, if there are less than two (2) disinterested directors of the corporation then in office, the board of directors shall promptly direct that independent legal counsel (who may be regular legal counsel to the corporation) determine, based on facts known to such counsel at such time, whether such Indemnitee acted in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be; and, in such event, indemnification shall be made to such Indemnitee unless, within thirty-five (35) days after receipt by the corporation of the request by such Indemnitee for indemnification, such independent legal counsel provides in a written opinion to the corporation that such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of any such employee benefit plan, as the case may be.

         (c) Any indemnification of a director or officer of the corporation under this Article 10, including any advance of expenses under Section (e) of this Article 10, shall be made promptly and, in any event, within thirty-five (35) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article 10 is required, and the corporation fails to respond within sixty
                  (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty-five
                  (35) days, the right to indemnification or advances as granted by this Article 10 shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in such action shall also be indemnified by the corporation if such person prevails in such action. It shall be a defense to any such action (other than an action to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (d) As a condition precedent to his right to be indemnified, the Indemnitee must give the corporation notice in writing as soon as practicable of any action, suit or proceeding involving him for which indemnity will or could be sought. With respect to any action, suit or proceeding of which the corporation is notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such Indemnitee. After notice from the corporation to the Indemnitee of its election to assume such defense, the corporation shall not be liable to such Indemnitee for any legal or other expenses subsequently incurred by such Indemnitee in connection with such claim, but the fees and expense of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and the Indemnitee in the conduct of the defense of such action or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases, the fees and expenses of counsel for the Indemnitee shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled to assume the defense of any claim brought by or on behalf of the corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in (ii) above.

         (e) Subject to paragraph 10(c) above, the right to indemnification referred to in this Article shall include the right to be paid by the corporation for expenses (including reasonable attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding in advance of its final disposition, subject to receipt of an undertaking by the Indemnitee to repay such payment if it is ultimately determined that the Indemnitee is not entitled to indemnification under this Article. Such undertaking may be accepted without reference to the financial ability of such Indemnitee to make such repayment. Notwithstanding the foregoing, no advance shall be made by the corporation under this paragraph (d) if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum consisting of disinterested directors or, if such quorum is not obtainable, by a majority of the disinterested directors of the corporation then in office or, if there are not at least two disinterested directors then in office, by independent legal counsel (who may be regular legal counsel to the corporation) in written opinion that, based on facts known to the board of directors or counsel at such time, such Indemnitee did not act in good faith in the reasonable belief that his action was in the best interests of the corporation or the participants or beneficiaries of an employee benefit plan of the corporation, as the case may be.

         (f) If an Indemnitee is entitled under any provision of this Article to indemnification by the corporation of some or a portion of the liabilities or expenses imposed upon or incurred by such Indemnitee in the investigation, defense, appeal or settlement of any action, suit or proceeding but not, however, for the total amount thereof, the corporation shall nevertheless indemnify the Indemnitee for the portion of such liabilities or expenses to which such Indemnitee is entitled.

         (g) The right to indemnification and the payment of expenses incurred in defending any action, suit or proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or thereafter acquire under any statute, provision of the articles of incorporation, by-laws, agreement, vote of stockholders or board of directors or otherwise. Without limiting the generality of the foregoing, the corporation, acting through its board of directors, may enter into agreements with any director or employee of the corporation providing for indemnification rights equivalent to or greater than the indemnification rights set forth in this Article.

         (h) The corporation may purchase and maintain insurance, at its expense, to protect itself and any director or employee of the corporation or another organization or employee benefit plan against any expense or liability incurred by him or it in any such capacity, or arising out of the status as such.

         (i) The corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

         (j) Without the consent of a person entitled to the indemnification and other rights provided in this Article, no amendment modifying or terminating such rights shall adversely affect such person's rights under this Article with respect to the period prior to such amendment.

         (k) If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Indemnitee as to any liabilities and expenses with respect to any action, suit or proceeding to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

         (l) As used in this Article, the terms "director," "officer," "employee," "agent," and "person" include their respective successors, heirs, executors, administrators and legal representatives and an "interested" director is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

11. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         THE UNDERSIGNED duly authorized officer of the corporation does hereby set his hand this ______ day of ______, 2006.




                                           -------------------------
                                           Incorporator

                                                                     APPENDIX B


                                 Fuel Tech, Inc.
                             A Delaware Corporation

                                     BY-LAWS

                                As Adopted , 2006


                                    ARTICLE I

                                     OFFICES

                  Section 1.1. Registered Office. The Corporation's registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 1.2. Other Offices. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors shall determine or the business of the Corporation may require.

                                   ARTICLE II
                              STOCKHOLDERS MEETINGS

                  Section 2.1. Place of Meeting. Meetings of stockholders may be held at such places within or without the State of Delaware as the Board of Directors shall determine.

                  Section 2.2 Annual and Special Meetings. Annual meetings of stockholders shall be held at dates, times, and places fixed by the Board of Directors and stated in the notice of meeting to elect Directors and to transact such other business as may properly come before the meeting. Special meetings of stockholders for any proper purpose or purposes may be called at any time by the Board of Directors, the Chairman, or the Chief Executive Officer at such date, time and place as the Board of Directors shall determine. If requested in writing by the holders of not less than a majority of the Corporation's then outstanding capital stock specifying the purpose or purposes of the meeting and delivered to the Chairman or Chief Executive Officer or the Secretary, special meetings of stockholders shall be called by the Chairman, the Chief Executive Officer or the Secretary. Only such business as is specified in the notice of any special meeting of the stockholders shall come before a special meeting. If a special meeting is properly called by the stockholders, the Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of receipt of the request.

                  Section 2.3. Stockholders List. The Secretary of the Corporation shall or shall cause the Corporation's Transfer Agent to prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. Such list shall be arranged in alphabetical order and shall show each stockholder's address and the number of shares registered in such stockholder's name. Such list shall be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting (or, if not so specified, at the place where the meeting is to be held). The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                  Section 2.4. Organization. The Chairman of the Board, if there shall be an incumbent Chairman of the Board, or, otherwise the person designated by the Board of Directors, or, in the absence of such designation, the highest ranking officer of the Corporation who is present at the meeting, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Secretary of the Corporation shall act as secretary of meetings of stockholders. If the Secretary of the Corporation is absent from the meeting, the secretary of the meeting shall be such person as the chairman of the meeting shall appoint.

                  Section 2.5. Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedures to be followed at the meeting, including regulation of the manner of voting and of the conduct of discussion.

                  Section 2.6. Notice. Except as otherwise provided by law, written notice of the time, date, and place of meeting (and, in the case of a special meeting, the purpose thereof) shall be given to each stockholder not less than ten (10) days and not more than sixty (60) days before the date on which the meeting is to be held.

                  Section 2.7. Quorum. Except as otherwise required by law or the certificate of incorporation, at any meeting of stockholders, the holders of record (present in person or by proxy) of one-third of the shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business, In the absence of a quorum, the chairman or secretary of the meeting may adjourn the meeting in the manner provided in Section 2.8 hereof until a quorum is present.

                  Section 2.8. Adjournment. Any meeting of stockholders, annual or special, may be adjourned from time to time to reconvene at the same place or another place. A determination in accordance with Article V hereof of stockholders of record with respect to a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors shall have authority to fix a new record date for the adjourned meeting. Notice need not be given of any such adjourned meeting, if the date, time, and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days or if a new record date is fixed for the adjourned meeting, written notice of the date, time, and place of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  Section 2.9. Proxies and Voting. At any meeting of stockholders, each stockholder entitled to vote may vote in person or by proxy. Each stockholder shall have one vote for each share of capital stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided in these By-Laws or as otherwise required by law. All voting by stockholders, except on the election of directors and except as otherwise required by law, may be by voice vote; provided, however, that upon demand therefor by a stockholder (or by his proxy) entitled to vote, a stock vote shall be taken. Each stock vote shall be taken by written ballot, each of which shall state the name of the stockholder (or proxy) voting. Each vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. Elections of Directors shall be determined by a plurality of the votes cast; except as otherwise required by law, all other matters shall be determined by a majority of votes cast.

                  Section 2.10 Consent of Stockholders in Lieu of Meeting Nothing contained in these By-Laws shall be deemed to restrict the power of the stockholders to take any action by means of a consent or consents in writing according to applicable law.

                                   ARTICLE III
                                    DIRECTORS

                  Section 3.1 General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all of the powers of the Corporation.

                  Section 3.2 Number, Election, Term, and Removal of Directors. Except as otherwise provided in these By-Laws or as otherwise required by law, each Director shall be elected until a successor is duly elected or until the Director shall sooner resign, retire, become deceased or be removed as provided below. The first Board of Directors shall consist of nine (9) Directors. Thereafter, the number of Directors shall be determined by the Board of Directors or by the stockholders. The Directors shall all be elected by the stockholders in accordance with Section 2.9 hereof at the annual meeting of stockholders. Vacancies and newly created directorships resulting from an increase in the number of Directors may be filled (for the unexpired term and until a successor Director is elected) by a majority of the Directors then in office (although less than a quorum), by the sole remaining Director, or by the stockholders. Any Director may be removed with or without cause by the stockholders at any time. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 3.3 Nomination of Director Candidates. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at the Annual Meeting. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors, or by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided in this Section 3.3 and on the record date for determination of stockholders entitled to vote at such Annual Meeting and (ii) who timely complies with the notice provisions of this Section 3.3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to notice in writing to the Secretary of the Corporation delivered to or mailed and received by the Secretary not later than January 1 in the year of the respective Annual Meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupations or employments of the person currently and for the prior five years, (iii) the class and number of shares of the Corporation's capital stock owned beneficially or of record by the person, (iv) a statement signed by the person that such person consents to being named as a nominee, and, if elected, the person intends to serve as a Director; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of capital stock of the Corporation owned beneficially or of record by the stockholder (iii) a description of all arrangements or understandings between the person proposed as a nominee and the stockholder and any other persons including their names, and
(iv) a representation signed by the stockholder that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the persons named in the notice. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of the proposed nominee to serve as a Director of the Corporation. Information concerning the proposed nominee need not be included in the proxy statement furnished to stockholders in connection with the Annual Meeting. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of any class or series of capital stock pursuant to the terms of such capital stock or pursuant to the terms of any contract to which the Corporation shall be a party.

                  Section 3.4. Chairman of the Board. The Directors may elect one of their members to be Chairman of the Board of Directors, hereafter in these By-Laws referred to as the "Chairman." The Chairman shall be subject to the control of, and may be removed with or without cause by, the Board of Directors. The Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors.

                  Section 3.5. Meetings. Regular meetings of the Board of Directors shall be held at such dates, times, and places as may from time to time be fixed by the Board of Directors. Notice need not be given of regular meetings of the Board of Directors. Special meetings of the Board of Directors may be held at any date, time, and place upon the call of the Chairman, or the Chief Executive Officer, and shall be called by the Secretary if and as directed by one-third of the Directors then in office. Facsimile, or other written notice of the place, date, and time of each special meeting of the Board of Directors shall be given not less than two (2) days before such meeting to each Director who shall not waive such notice. Such notice shall state the time and place of the special meeting, but unless required by law, the Certificate of Incorporation or these By-Laws, need not state the purpose of the special meeting. Meetings of the Board of Directors may be held without notice immediately after annual meetings of stockholders.

                  Section 3.6. Action Without Meeting. Nothing contained in these By-Laws shall be deemed to restrict the power of the Board of Directors or of any committee thereof to take any action without a meeting by means of consents thereto in writing or by electronic transmission according to applicable law.

                  Section 3.7. Telephonic Meetings. Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or of any committee of the Board of Directors to participate in meetings of the Board of Directors (or of such committees) by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other.

                  Section 3.8. Quorum; Acts of the Board of Directors. One-third of the total number of members of the Board of Directors as constituted from time to time, but not less than three (3), shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to another place, date, and time without further notice or waiver. Except as otherwise provided by law, by the Certificate of Incorporation, by these By-Laws, or by any binding contract or agreement to which the Corporation is a party, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

                  Section 3.9. Committees of the Board of Directors. Effective on the adoption of these By-Laws, the Corporation elects to be governed as to committees of the Board of Directors by the provisions of Section 141(c)(2)of the Delaware General Corporation Law. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more committees to have and to exercise such power and authority as the Board of Directors shall specify. Each such Committee shall consist of such number of Directors as from time to time may be fixed by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting may (whether or not he or they constitute a quorum) unanimously appoint another Director to act at the meeting in place of the absent or disqualified committee member. Each committee may fix procedural rules for meeting and for conducting its business and shall act in accordance therewith, except as otherwise provided in these By-Laws or as otherwise required by law. Adequate provision shall be made for notice to committee members of all committee meetings. One-half of the members of each committee shall constitute a quorum (unless the committee shall consist of one member, in which event one member shall constitute a quorum). All matters shall be determined by a majority vote of the committee members present at the committee meeting.

                  Section 3.10. Minutes of Meetings of Committees. Each committee of the Board of Directors shall keep minutes of its meetings and shall report the same when and as required by the Board of Directors.

                  Section 3.11. Compensation of Directors. Directors shall be paid their expenses of attendance at meetings of the Board of Directors or committees thereof. Directors, pursuant to a resolution adopted by a majority of the whole Board of Directors, may also be paid a fixed sum for attendance at each meeting of the Board of Directors or a committee thereof, a stated salary for service as a Director, a stated salary for service as a Committee chairperson, and for other service as a Director. No payment referred to in this
Section 3.10 shall preclude any Director from serving the Corporation in any other capacity or from receiving compensation therefor.

                                   ARTICLE IV
                                    OFFICERS

                  Section 4.1. General. The Corporation's officers shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers (which may include one or more Assistant Secretaries and Assistant Treasurers) with such titles and duties as the Board of Directors shall determine. The Chairman shall be an officer if designated by the Board of Directors as an Executive Chairman. The officers may have such additional personal titles as shall be approved by the Board of Directors to indicate their function or seniority. Any number of offices may be held by the same person. Each officer shall be elected by the

Board of Directors, shall be subject to supervision and direction by the Board of Directors, shall serve at the pleasure of the Board of directors, and shall hold office for the term prescribed by the Board of Directors. The salaries of all officers shall be fixed by the Board of Directors. The authority, duties, or responsibilities of any officer may be suspended by the Board of Directors with or without cause. Any officer may be removed at any time by the Board of Directors with or without cause. Any officer may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such officer, to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

                  Section 4.2. The Chief Executive Officer. The Chief Executive Officer shall be the Corporation's chief executive officer. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Chief Executive Officer shall have responsibility for general management and control of the Corporation's affairs and business and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. The Chief Executive Officer shall have power to sign all stock certificates, contracts, and other authorized instruments of the Corporation. The Chief Executive Officer shall have general supervision and direction of the Corporation's other officers and agents.

                  Section 4.3 The President. The President shall be responsible for the day to day operations of the Corporation as may be delegated to the President by the Chief Executive Officer from time to time and, if the Chief Executive Officer shall be absent or unable to act, the President shall act in the stead of the Chief Executive Officer.

                  Section 4.4. The Vice Presidents. In the President's absence (or in the event of his inability or refusal to act), the Vice President (or if there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall perform all duties of the President. When so acting, such Vice President shall have all powers of, and be subject to all restrictions upon, the President. The Vice President(s) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe.

                  Section 4.5. The Secretary; Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders, and shall record the proceedings of such meetings in a book or books to be kept for that purpose. If so directed by the Board of Directors, the Secretary shall perform similar duties with respect to meetings of committees of the Board of Directors. The Secretary shall give (or cause to be given) notice of all meetings of stockholders and of all special meetings of the board of directors. The Secretary shall have custody of the Corporation's seal and he (or any Assistant Secretary) shall have authority to affix such seal to any appropriate instrument. When so affixed, such seal may be attested by the Secretary's (or such Assistant Secretary's) signature. The Board of Directors may give general authority to any other officer to affix the Corporation's seal and to attest such affixation by such other officer's signature. In the Secretary's absence (or in the event of his inability or refusal to act), the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Secretary. The Secretary and the Assistant Secretary (or Assistant Secretaries) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.

                  Section 4.6. The Treasurer; Assistant Treasurers. The Treasurer shall have custody of the Corporation's monies and securities, shall keep regular books of account, and shall deposit all of the Corporation's monies and other valuable effects in the name of (and to the credit of) the corporation in one or more depositories designated by the Board of Directors. The Treasurer shall disburse the Corporation's funds as directed by the Board of Directors and shall take vouchers for such disbursements. The Treasurer shall render to the Board of Directors at its regular meetings (or when otherwise directed by the Board of Directors) an account of his transactions as

Treasurer and of the Corporation's financial condition. In the absence of the Treasurer (or in the event of his inability or refusal to act), the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election, starting with the first to be elected) shall have all powers of, and be subject to all restrictions upon, the Treasurer. The Treasurer and the Assistant Treasurer (or Assistant Treasurers) shall perform such other duties, and shall have such other powers, as the Board of Directors shall prescribe with respect to each such office.

                  Section 4.7. Delegation of Authority. The Board of Directors may from time to time delegate or authorize the delegation of the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these By-Laws.

                  Section 4.8. Facsimile Signatures of Officers. Facsimile signatures of any officer may be used whenever authorized by these By-Laws or by the Board of Directors.

                  Section 4.9. Action with Respect to Securities of Other Entities. Unless otherwise prescribed by the Board of Directors, the Executive Chairman, the Chief Executive Officer, the President or Secretary (or any other officer designated by the Chief Executive Officer to act in their stead) shall have power and authority on the Corporation's behalf to attend (and to act and vote at) meetings of holders of securities of any entity in which the Corporation shall own or hold securities. At such meetings, the Chairman, the Chief Executive Officer, the President, Secretary or Chief Executive Officer's designee, as the case may be, shall possess (and may exercise) all rights and powers incident to the ownership or holding of such securities which the Corporation might have possessed and exercised. The Chief Executive Officer, the President, the Secretary or the Chief Executive Officer's designee may execute and deliver on the Corporation's behalf powers of attorney, proxies, consents, waivers, and other instruments relating to the securities owned or held by the Corporation.

                                    ARTICLE V
                                  CAPITAL STOCK

                  Section 5.1. Stock Certificates. Certificates for shares of the Corporation's capital stock shall be in such form as shall be permitted by law and approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or the Chief Executive Officer or the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signatures on the certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

                  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, references and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.

                  Section 5.2. Transfer of Shares. Shares of the Corporation's capital stock may be transferred on the Corporation's books only by the holder of such shares (or by such holder's authorized attorney) upon surrender to the Corporation or to the Corporation's transfer agent of the properly endorsed certificate(s) representing such shares.

                  Section 5.3. Lost, Stolen, or Destroyed Certificates. The Board of Directors (or the Corporation's transfer agent) may authorize the issuance of a new share certificate to replace any certificate theretofore issued by the Corporation which is alleged to have been lost, stolen, or destroyed. The Board of Directors, as a condition to such issuance, may require that the owner of such lost, stolen, or destroyed certificate, or his legal representative, (i) submit to the Corporation an affidavit stating that such certificate has been lost, stolen, or destroyed, (ii) advertise the same in such manner as the Board of Directors shall require, and/or (iii) give the Corporation a bond in such sum as the Board of Directors shall require to indemnify the Corporation against any claim that may be made against the Corporation in respect of the certificate alleged to have been lost, stolen, destroyed or the certificate to be issued.

                  Section 5.4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

                  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.

                  If no record date is fixed:

                  (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to a vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  (2) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer of agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                  (3) The record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  (4) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  Section 5.5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on the Corporation's books as the owner of shares of capital stock to receive dividends on such shares and to vote as owner of such shares. The Corporation need not recognize any claim to (or interest in) such shares by any other person, whether or not the Corporation shall have notice thereof, except as otherwise required by law.

                  Section 5.6. Regulations. The Board of Directors shall have power and authority to make all rules and regulations which it deems expedient concerning the issuance, transfer, registration, cancellation, and replacement of certificates representing the Corporation's capital stock.

                                   ARTICLE VI
                               GENERAL PROVISIONS

                  Section 6.1. Checks, etc. All checks, other drafts, and notes of the Corporation in excess of Twenty-Five Thousand Dollars ($25,000) shall be signed by at least two of such persons as the Board of Directors shall designate or authorize. Any two of those persons designated or authorized by the Board of Directors to sign checks, other drafts and notes of the Corporation are authorized to open and jointly use such accounts with such banks or trust companies as may from time to time be required for the purposes of the Corporation.

                  Section 6.2. Contracts. All contracts, agreements, indentures or other written commitments intended to bind the Corporation shall be signed by an officer pursuant to the authority of the Board of Directors including authority limitation regulations adopted from time to time by the Board of Directors.

                  Section 6.3. Pro-Forma Banking and Qualification Resolutions. Resolutions from time to time necessary or appropriate for the opening or maintenance by the Corporation of any account with any bank or trust company or for the qualification of the Corporation to do business under the laws of any state shall be effective and shall be adopted in haec verba as of the date of certification thereof so long as such resolutions shall be certified by the Secretary or an Assistant Secretary of the Corporation and filed with the permanent records of the resolutions of the Directors of the Corporation.

                  Section 6.4. Fiscal Year. The Corporation's fiscal year shall be the twelve calendar months ending December 31 in each year unless otherwise fixed by the Board of Directors.

                  Section 6.5. Corporate Seal. The Corporation's corporate seal shall have inscribed thereon the Corporation's name, the year of its incorporation, and the words "Corporate Seal" and "Delaware".

                  Section 6.6. Notices. Whenever any law, the Certificate of Incorporation, or these By-Laws requires that notice be given to any Director, officer, or stockholder, such notice may be given personally or in writing by mail, addressed to such Director, officer, or stockholder at his address which appears on the Corporation's records. Any notice given by mail shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid. Notice to Directors or officers may be given by telegram, cable, radiogram, or facsimile, addressed to such Director or officer at his address which appears on the Corporation's records, in which case notice shall be deemed to have been given when delivered for transmission.

                  Section 6.7. Time Periods. Whenever these By-Laws require that an act be done or not be done a specified number of days prior to or after the occurrence of any event (or require that an act be done or not be done within a period of days prior to or after the occurrence of an event), calendar days shall be used, with the day of the doing of such act excluded and the day of the occurrence of such event included.

                  Section 6.8 Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by or under the authority of the Board of Directors.

                  Section 6.9 Amendments. The holders of shares of capital stock entitled at the time to vote for the election of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of such shares. Except as otherwise provided by law, the Board of Directors shall have power to amend or repeal these By-Laws by vote of not less than a majority of the entire Board of Directors. Any by-law adopted by the Board of Directors, however, may be amended or repealed by vote of the holders of a majority of the shares of capital stock entitled at the time to vote for the election of Directors.

                  Section 6.10 Construction. In the event of any conflict between the provisions of these By-Laws and the Certificate of Incorporation, the provisions of the Certificate of Incorporation shall be controlling.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Fuel Tech Delaware's certificate of incorporation provides that no director of Fuel Tech Delaware shall be liable to Fuel Tech Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law.

         Fuel Tech Delaware's certificate of incorporation also provides that Fuel Tech Delaware shall indemnify to the fullest extent permitted by Delaware law any and all of its directors and officers, or former directors and officers, or any person who may have served at Fuel Tech Delaware's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits:


      NUMBER                DESCRIPTION
      ------                -----------
         3.1*   Proposed Certificate of Incorporation of Fuel Tech, Inc.
         3.2*   Proposed Bylaws of Fuel Tech, Inc.
         5.1    Opinion of Finn Dixon & Herling LLP
         8.1    Opinion of Deloitte Tax LLP
        21.1*   Subsidiaries of Fuel Tech, Inc.
        23.1    Consent of Finn Dixon & Herling LLP (included in Exhibit 5.1)
        23.2    Consent of Deloitte Tax LLP
        23.3    Consent of Ernst & Young LLP
        24.1*   Power of Attorney
        ---------------
        * Previously filed.


ITEM 22.   UNDERTAKINGS

The undersigned registrant hereby undertakes as follows:

(1) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(3) To respond to requests for information that is incorporated by reference into the prospectus within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person or the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 4th day of August, 2006.



                                    FUEL-TECH N.V.

                                    By: /s/ Ralph E. Bailey
                                        --------------------------------------
                                    Name: Ralph E. Bailey
                                    Title: Executive Chairman and Director




         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated.





        SIGNATURE                                         TITLE                                    DATE
----------------------------      -----------------------------------------------------        ------------

           *                                                                                 August 4, 2006
   -------------------
     Ralph E. Bailey                         Executive Chairman and Director


           *                         President, Chief Executive Officer and Director         August 4, 2006
 -----------------------                      (Principal Executive Officer)
   John F. Norris, Jr.

           *                      Chief Financial Officer, Vice President and Treasurer      August 4, 2006
  ---------------------               (Principal Financial and Accounting Officer)
    Vincent J. Arnone

            *                                       Managing Director                        August 4, 2006
  ---------------------
    Douglas G. Bailey

            *                                       Managing Director                        August 4, 2006
    ------------------
      Thomas S. Shaw

            *                                       Managing Director                        August 4, 2006
   -------------------
     Miguel Espinosa

            *                                       Managing Director                        August 4, 2006
  ----------------------
    Samer S. Khanachet

            *                                       Managing Director                        August 4, 2006
    ------------------
      John D. Morrow

                                                    Managing Director                          ______, 2006
    ------------------
      Thomas L. Jones


 /s/ Charles W. Grinnell         Managing Director, Vice President, General Counsel and      August 4, 2006
 -----------------------                           Corporate Secretary
   Charles W. Grinnell

*By:  /s/ Charles W. Grinnell
      -----------------------
      Charles W. Grinnell
      (Attorney-in-Fact)

